                                 EXHIBIT 10.5

Employment Agreement, dated as of July 1, 1999, between ICG Communications, Inc.
                            and Michael D. Kallet.

                              EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT ("Agreement") is made as of the 1st day of July, 1999 by and between ICG Communications, Inc. ("Employer" or the "Company") and Michael D. Kallet ("Employee").

                                 R E C I T A L S

     WHEREAS, the Company desires to employ Employee as provided herein; and

     WHEREAS, Employee desires to be employed by Employer as provided herein.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

     1.  Employment. The Company agrees to employ Employee and Employee hereby
         ----------
agrees to be employed on a full-time basis by the Company or by such of its subsidiary or affiliate corporations as determined by the Company in the position described in Section 2, for the period and upon the terms and conditions hereinafter set forth.

     2.  Duties. The Company agrees to employ the Employee for the term of
         ------
employment under this Agreement in the position of Executive Vice President of Products and Strategic Development, reporting to the President of the Company. During his employment, Employee shall perform the duties and bear the responsibilities commensurate with his position and shall serve the Employer faithfully and to the best of his ability. These duties will include the overall management of the Product Marketing, Product Development and Engineering, CTO, Strategic Planning and Business Development groups of the Company. The duties will also include setting the strategy for supporting the Company's services and the overall Company product road map. Employee shall devote 100% of his working time to carrying out his obligations hereunder.

     3.  Compensation and Benefits.
         -------------------------

         3.1 The Company shall pay Employee during the Term of this Agreement an annual base salary, payable semi-monthly. The annual base salary will initially be Two Hundred Forty Thousand Dollars ($240,000).

         3.2 In addition to the base salary, Employee will be eligible for an annual performance bonus in an exact amount to be determined by the Board of Directors of the Company. The annual bonus will be determined in accordance with the bonus plan of the Company and will be based on objectives and goals set for the Company and the Employee. Employee's annual bonus is initially established at 45% of annual base salary if all objectives and goals are met.

         3.3 In addition to salary and bonus payments as provided above, the Company will provide Employee, during the Term of this Agreement, with the benefits of such insurance plans, hospitalization plans and other perquisites as shall be generally provided to employees of the Company at his level and for which Employee may be eligible under the terms and conditions thereof. Employee will also be entitled to all benefits provided under any directors and officers liability insurance or errors and omissions insurance maintained by the Company.

Throughout the Term of this Agreement, the Company will provide Employee with a car allowance in the amount of Five Hundred Dollars ($500.00) per month.

         3.4 Throughout the Term of this Agreement, the Company will reimburse Employee for all reasonable out-of-pocket expenses incurred by Employee in connection with the business of the Company and the performance of his duties under this Agreement, upon presentation to the Company by Employee of an itemized accounting of such expenses with reasonable supporting data.

         3.5 The Company will from time to time provide to Employee stock options pursuant to and subject to the terms and conditions of the Company's Stock Option Plans.

     4.  Term.  The initial term of this Agreement will be for two (2) years
         ----
commencing as of the date hereof ("Term"). After one (1) year from the date hereof, this Agreement will thereafter automatically renew from month-to-month such that there will always be one (1) year remaining in the Term, unless and until either party shall give at least sixty (60) days notice to the other of his or its desire to terminate this Agreement (in such case, the Term shall end upon the date indicated in such notice). The applicable provisions of Sections 6, 7, and 8 shall remain in full force and effect for the time periods specified in such Sections notwithstanding the termination of this Agreement.

     5.  Termination.
         -----------

         5.1 If Employee dies during the Term of this Agreement, this Agreement will terminate. The Company will pay the estate of Employee an amount equal to three months salary. In addition, the estate of Employee will be entitled to exercise all options theretofore vested under the Company's Stock Option Plans for a period of one (1) year after the date of death of Employee in accordance with the plans and agreements relating to such options.

         5.2 If, during the Term of this Agreement, Employee is prevented from performing his duties by reason of illness or incapacity for one hundred forty
(140) days in any one hundred eighty (180) day period, the Company may terminate this Agreement, upon thirty (30) days notice to Employee or his duly appointed legal representative. Employee will be entitled to all benefits provided under any disability plans of the Company. In addition, Employee or his duly appointed legal representative will be entitled to exercise all options theretofore vested under the Company's Stock Option Plans for a period of one (1) year after the date of termination in accordance with the plans and agreements relating to such options.

         5.3 For the purposes of this Agreement, a "Change in Control" of the Company shall mean and be deemed to have occurred if (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 as amended (Exchange Act)) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; (b) at any time a majority of the directors of the Company are persons who were not nominated for election by the Board; (c) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; (d) the Company shall sell or otherwise dispose of, in one transaction or a series of related transactions, assets aggregating more than 50% of the assets of the Company and its subsidiaries consolidated; or (e) the stockholders of the Company approve a plan of complete liquidation of the Company or any agreement for the sale or disposition by the Company of all or substantially all the Company's assets. Upon the occurrence of a Change in Control, the Company shall pay Employee an amount equal to one (1) times the aggregate amount of his annual base salary plus his targeted annual bonus plus the annual value of his benefits and perquisites. At the time of the occurrence of a Change in Control all options to purchase shares of the Company that have been granted to Employee pursuant to the Company's Stock Option Plans, but not yet vested, will immediately vest and Employee shall be entitled to exercise such options in accordance with the plans and agreements relating to such options. In addition, the Company or Employee may terminate this Agreement upon at least thirty (30) days notice at any time within one (1) year after the occurrence of a Change in Control of the Company.

         5.4 Employee may terminate this Agreement upon at least thirty (30) days notice upon the occurrence of a constructive dismissal of Employee. For the purposes of this Agreement, "constructive dismissal" shall mean, unless consented to by Employee in writing, any of the following actions by the
Company:

         (i)   any reduction in the annual salary or bonus level of Employee;

         (ii) any requirement to relocate, except for office locations that would not increase the Employee's one-way commute distance by more than twenty (20) miles;

         (iii) any material reduction in the value of Employee's benefits plans and programs; and

         (iv) any reduction or material change in title, positions, duties, responsibilities, powers and reporting structure.

         5.5 The Company may terminate this Agreement immediately for willful and intentional gross negligence, misconduct or the conviction of a felony by the Employee, in which case all rights under this Agreement shall end as of the date of such termination. No act, shall be considered "willful" unless committed without good faith and a reasonable belief that the act or omission was in the Company's best interest.

         5.6 If this Agreement is terminated by the Company under Section 4, the Company shall pay Employee a termination fee in an amount equal to the aggregate amount of his annual base salary that would have been paid during the remaining Term of the Agreement plus his targeted annual bonus plus the annual value of his benefits and perquisites. If this Agreement is terminated by the Company under Section 5.3, or, for the avoidance of doubt, under Section 4 within twelve (12) months of a "change of control" as defined in Section 5.3, the Company shall pay Employee a termination fee in an amount equal to two (2) times the aggregate amount of his annual base salary plus his targeted annual bonus plus the annual value of his benefits and perquisites. Such termination fee will be paid in a lump sum within fifteen (15) days from the date of termination. If this Agreement is terminated by Employee under Section 5.4, the Company will pay Employee a termination fee equal to two (2) times the aggregate amount of his annual base salary plus his targeted annual bonus plus the annual value of his benefits and perquisites. Such termination fee will be paid in a lump sum within fifteen (15) days from the date of termination. In addition, if Employee terminates this Agreement under Section 5.3 or Section 5.4 or Company terminates this Agreement under Section 4 or Section 5.3 all options to purchase shares of the Company that have been granted to Employee pursuant to the Company's Stock Option Plans, but not yet vested, will immediately vest on the date of termination and Employee will be entitled to exercise all options held by the Employee for a period of twelve (12) months after the date of termination in accordance with the plans and agreements relating to such options.

         5.7. If Employee remains an employee of the Company until February 17, 2000, then Employee will have the right to voluntarily terminate his employment with the Company anytime thereafter and receive six months salary and fifty percent (50%) of his annual bonus and six (6) months health insurance benefits.

         5.8. The parties acknowledge that all stock options granted to Employee under the Netcom On-Line Communication Services, Inc. 1993 Stock Option Plan (Amended and Restated as of January 23, 1997) have been vested. If Employee's employment terminates for any reason, including Employee's resignation, Employee will be entitled to exercise all such options for a period of one (1) year after the date of termination in accordance with the plans and agreements relating to such options.

     6.  Non-Compete and Non-Interference.
         --------------------------------

         6.1 During the Term of this Agreement and, if Employee's employment with the Company is terminated under Section 4 or Section 5.3, for a period of twelve (12) months after such termination, Employee shall not, directly or indirectly, own, manage, operate, control, be employed by, or participate in the ownership (more than 5%), management, operation or control of, a business that is engaged materially in the same business as the Company within any area constituting, during the term of Employee's employment or at the time Employee's employment is terminated, a Relevant Area. A "Relevant Area" shall be defined for the purposes of this Agreement as any area located within, or within fifty
(50) miles of, the legal boundaries or limits of any city within which the Company is engaged in business or in which the Company has publicly announced or privately disclosed to Employee that it plans to engage in business.

         6.2. During the Term of this Agreement and for a period of two (2) years after termination of this Agreement, Employee shall not (i) directly or indirectly cause or attempt to cause any employee of the Company or any of its affiliates to leave the employ of the Company or any affiliate, (ii) in any way interfere with the relationship between the Company and any employee or between an affiliate and any employee of the affiliate, or (iii) interfere or attempt to interfere with any transaction in which the Company or any of its affiliates was involved during the Term of this Agreement.

         6.3 Employee agrees that, because of the nature and sensitivity of the information to which he will be privy and because of the nature and scope of the Company's business, the restrictions contained in this Section 6 are fair and reasonable.

     7.  Confidential Information.
         ------------------------

         7.1 The relationship between the Company and Employee is one of confidence and trust. This relationship and the rights granted and duties imposed by this Section shall continue until a date ten (10) years from the date Employee's employment is terminated.

         7.2 As used in this Agreement (i) "Confidential Information" means information disclosed to or acquired by Employee about the Company's plans, products, processes and services, including information relating to research, development, inventions, manufacturing, purchasing, accounting, engineering, marketing, merchandising, selling, pricing, tariffed or contractual terms, customer lists and prospect lists and other market information, with respect to any of the Company's business activities; and (ii) "Inventions" means any inventions, discoveries, concepts and ideas, whether patentable or not, including, without limitation, processes, methods, formulas, and techniques (as well as related improvements and knowledge) that are based on or related to Confidential Information, that pertain in any manner to the Company's technology, expertise or business and that are made or conceived by Employee, either solely or jointly with others, and while employed by the Company, whether or not made or conceived during working hours or with the use of the Company's facilities, materials or personnel.

         7.3 Employee agrees that he shall at no time during the Term of this Agreement or at any time thereafter disclose any Confidential Information to any person, firm or corporation to any extent or for any reason or purpose or use any Confidential Information for any purpose other than the conduct of the Company's business, unless such Confidential Information has been publicly disclosed by the Company or a third party.

         7.4 Any Confidential Information that is directly or indirectly originated, developed or perfected to any degree by Employee during the term of his employment by the Company shall be and remain the sole property of the Company and shall be deemed trade secrets of the Company.

         7.5 Upon termination of Employee's employment pursuant to any of the provisions herein, Employee or his legal representative shall deliver to the Company all originals and all duplicates and/or copies of all documents, records, notebooks, and similar repositories of or containing Confidential Information then in his possession, whether prepared by him or not.

         7.6 Employee agrees that the covenants and agreements contained in this Section 7 are fair and reasonable and that no waiver or modification of this Section or any covenant or condition set forth herein shall be valid unless set forth in writing and duly executed by the parties hereto.

     8.  Injunctive Relief. Upon a material breach by Employee of any of the
         -----------------
provisions of Sections 6 or 7 of this Agreement, the Company shall be entitled to an injunction restraining Employee from such breach. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies for such breach, including recovery of damages from Employee.

     9.  No Waiver. A waiver by the Company of a breach of any provision of this
         ---------
Agreement by Employee shall not operate or be construed as a waiver of any subsequent or other breach by Employee.

     10. Severability. It is the desire and intent of the parties that the
         ------------
provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision or portion of this Agreement shall be adjudicated to be invalid or unenforceable, this Agreement shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made.

     11. Gross-Up Payment. In the event it is determined that any payment or
         ----------------
distribution of any type to or for the benefit of the Employee, pursuant to this Agreement or otherwise, by the Company, any person who acquires ownership or effective control of the Company, or ownership of a substantial portion of the assets of the Company (within the meaning of section 260G of the Internal Revenue Code ("Code") and the regulations thereunder) or any affiliate of such person (the "Total Payments') would be subject to the excise tax imposed by Section 4999 of the Code or any such interest and penalties, with respect to such excise tax (such excise tax, together with any interest and penalties are collectively referred to as the "Excise Tax"), then the Employee shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that, after payment by the Employee of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Gross-Up Payment, the Employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Total Payment.

     12.  Determination by Accountant. All mathematical determinations and
          ---------------------------
determinations as to whether any of the Total Payments are "parachute payments" (within the meaning of Section 280G of the Code), in each case which determinations are required to be made under this Section 12, including whether a Gross-Up Payment is required, the amount of such Gross-Up Payment, and amounts relevant to the last sentence of this Section 12, shall be made by an independent accounting firm selected by the Employee from among the largest six accounting firms in the United States (the "Accounting Firm"). The Accounting Firm shall provide to the Company and to the Employee its determination (the "Determination"), together with detailed supporting calculations regarding the amount of any Gross-Up Payment and any other relevant matter, within ten (10) days after termination of the Employee's employment, if applicable, or at such earlier time following termination of employment as is requested by the Employee (if the Employee reasonably believes that any of the Total Payments may be subject to the Excise Tax). If the Accounting Firm determines that no Excise Tax is payable by the Employee, it shall furnish the Employee with a written statement that such Accounting Firm has concluded that no Excise Tax is payable (including the reasons therefor) and that the Employee has substantial authority not to report any Excise Tax on the Employee's federal income tax return. If a Gross-Up Payment is determined to be payable, it shall be paid to the Employee within ten (10) days after the Determination is delivered to the Company or the Employee. Any determination by the Accounting Firm shall be binding upon the Company and the Employee, absent manifest error.

     As a result of uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments not made by the Company and members of the Company should have been made ("Underpayment"), or that Gross-Up Payments will have been made by the Company and members of the Company that should not have been made ("Overpayments"). In either such event, the Accounting Firm shall determine the amount of the underpayment or Overpayment that has occurred. In the case of an Underpayment, the Company promptly shall pay, or cause to be paid, the amount of such Underpayment to or for the benefit of the Employee. In the case of an Overpayment, the Employee shall, at the direction and expense of the Company, take such steps as are reasonably necessary (including the filing of returns and claims for refund), follow reasonable instructions from, and procedures established by the Company, and otherwise reasonably cooperate with the Company to correct such Overpayment; provided, however, that (1) Employee shall not in any event be obligated to return to the Company an amount greater than the net after-tax portion of the Overpayment that he has retained or recovered as a refund from the applicable taxing authorities and (2) this provision shall be interpreted in a manner consistent with the intent of Section 11, which is to make the Employee whole, on an after-tax basis, from the application of the Excise Tax, it being understood that the correction of an Overpayment may result in the Employee repaying to the Company an amount that is less than the Overpayment.

     13.  Notices.  All communications, requests, consents and other notices
          -------
provided for in this Agreement shall be in writing and shall be deemed given if delivered by hand or mailed by first class mail, postage prepaid, to the last known address of the recipient.

     14.  Governing Law; Arbitration. This Agreement shall be governed by and
          --------------------------
construed and enforced in accordance with the laws of the State of Colorado. Any dispute or controversy arising out of the Employee's employment or the termination thereof, including, but not limited to, any claim of discrimination under state or federal law, shall be settled exclusively by arbitration in San Jose, California, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

     15.  Assignment. Neither this Agreement nor any rights or duties hereunder
          ----------
may be assigned by Employee or the Company without the prior written consent of the other, such consent not to be unreasonably withheld.

     16.  Amendments. No provision of this Agreement shall be altered, amended,
          ----------
revoked or waived except by an instrument in writing, signed by each party to this Agreement.

     17.  Binding Effect. Except as otherwise provided herein, this Agreement
          --------------
shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, heirs, successors (including pursuant to mergers) and assigns.

     18.  Execution in Counterparts. This Agreement may be executed in any
          -------------------------
number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     19.  Entire Agreement. This Agreement sets forth the entire agreement and
          ----------------
understanding of the parties and supersedes all prior understandings, agreements or representations by or between the parties, whether written or oral, which relate in any way to the subject matter hereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                          /s/ Michael D. Kallet
                                          --------------------------------------
                                          Michael D. Kallet


                                          ICG COMMUNICATIONS, INC.


                                          By: /s/ John Kane
                                              ---------------------------------
                                          Name:   John Kane
                                          Title:  President